SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

PCTEL, INC.

(Name of Registrant as Specified In Its Charter)

PCTEL, INC.

(Name of Person(s) Filing Proxy Statement)

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☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 29, 2002

10:00 a.m.

To Our Stockholders:

      The 2002 Annual Meeting of Stockholders of PCTEL, Inc., a Delaware corporation, will be held on Wednesday, May 29, 2002 at 10:00 a.m. local time at our headquarters, located at 1331 California Circle, Milpitas, California, for the following purposes:

1. To elect three directors whose terms will expire at the 2005 annual stockholders’ meeting of Stockholders; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 19, 2002 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,

MARTIN H. SINGER
Chief Executive Officer and
Chairman of the Board of Directors

Milpitas, California

April 24, 2002

YOUR VOTE IS IMPORTANT.

      PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

PCTEL, INC.
PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
QUESTIONS AND ANSWERS
SUMMARY OF PROPOSAL
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
INFORMATION REGARDING OUR INDEPENDENT PUBLIC ACCOUNTANTS
COMPANY PERFORMANCE
OTHER MATTERS

PCTEL, INC.

PROXY STATEMENT FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

      The board of directors of PCTEL, Inc. is soliciting proxies for the 2002 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

      Our board of directors has set April 19, 2002 as the record date for the meeting. Stockholders who owned our common stock at the close of business on April 19, 2002 are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 20,018,732 shares of our common stock outstanding on the record date. On the record date, the closing price of our common stock on The Nasdaq National Stock Market was $8.531 per share.

      This proxy statement is being mailed on or about April 24, 2002 to stockholders entitled to vote at the meeting.

      In this proxy statement:

•	“We” and “PCTEL” mean PCTEL, Inc.

•	If you hold shares in “street name,” it means that your shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

•	“NASD” means the National Association of Securities Dealers.

•	“SEC” means the Securities and Exchange Commission.

•	“Beneficial ownership” of stock is defined under various SEC rules in different ways for different purposes, but it generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control (and/or an economic or “pecuniary” interest) in the shares through an agreement, relationship or the like.

QUESTIONS AND ANSWERS

Q:     When and where is the stockholder meeting?

A:	Our annual meeting of stockholders is being held on Wednesday, May 29, 2002 at 10:00 a.m. at our headquarters, located at 1331 California Circle, Milpitas, California.

Q:     Why am I receiving this proxy statement and proxy card?

A:	You are receiving this proxy statement and the accompanying proxy card because you owned shares of our common stock on the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

Q:	What is the effect of signing and returning my proxy card?

A:	When you sign and return the proxy card, you appoint John Schoen and Martin H. Singer as your representatives at the meeting. Messrs. Schoen and Singer will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote via the Internet or telephone in advance of the meeting just in case your plans change. You can vote in person at the meeting even if you have already sent in your proxy card.

If an issue comes up for a vote at the meeting that is not described in this proxy statement, Mr. Schoen and Mr. Singer will vote your shares, under your proxy, in their discretion.

If you do not indicate on the proxy card how you want your votes cast, the proxies (as your representatives) will vote your shares FOR all of management’s nominees for directors.

Q:	What am I voting on?

A:	You are being asked to vote on the election of three nominees to serve on our board of directors until the terms expire at the 2005 annual stockholders’ meeting.

Q:	How do I vote?

A:	There are four methods by which you may vote. Please see the detailed instructions provided on your proxy card for more information on each method.

• Place your vote by telephone;

• Place your vote via the Internet;

• Mail in your completed, signed and dated proxy card; or

• Vote in person by attending our annual meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:	What if I change my mind after I return my proxy card?

A:	You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the annual meeting by providing written notice to our corporate secretary at the following address: 1331 California Circle, Milpitas, California 95035, Attn: John Schoen.

You may also do this by:

•	Signing another proxy card with a later date;

•	Voting in person at the meeting; or

•	Voting via the Internet or by telephone on a date after the date on your proxy card (your latest proxy is counted).

Q:	Will my shares be voted if I do not sign and return my proxy card?

A:	If your shares are held in street name, your brokerage firm may either vote your shares on “routine matters” (such as the election of directors) or leave your shares unvoted. Your brokerage firm may not vote on “non-routine matters.”

Q:	How many votes may be cast at the meeting?

A:	As of the record date, 20,018,732 shares of common stock were outstanding. Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 20,018,732 votes that may be cast at the meeting.

Q:	What is a “quorum”?

A:	A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting in person, whether representing a vote FOR, AGAINST, WITHHELD, ABSTAINED, or a broker non-vote, will be counted toward the quorum.

Q:	How are abstentions counted?

A:	If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.

Q:	What is a “broker non-vote?”

A:	Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes “FOR” routine matters, but expressly states that the broker is NOT voting on the non-routine matters. The vote with respect to the non-routine matter in this case is referred to as a “broker non-vote.”

Q:	How are broker non-votes counted?

A:	Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.

Q:	What is the required vote for the proposal to elect directors to pass?

A:	The three nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Q:	Who is soliciting my vote?

A:	We are making and will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent, Wells Fargo Bank, MN N.A., to tabulate the proxies and to act as inspector of the election. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, the Internet or fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

      We shall provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K, together with the financial statements and financial statement schedules required to be filed with the Annual Report, upon written request sent to PCTEL, Inc., 1331 California Circle, Milpitas, California 95035, Attn: John Schoen, Chief Financial Officer.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals of stockholders intended to be presented for consideration at our 2003 annual meeting of stockholders must be received by us no later than December 26, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. If you intend to submit a proposal at the 2003 annual meeting that is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no later than March 10, 2003. If you fail to comply with the foregoing notice provision, the proxy holders at the 2003 annual meeting will be allowed to use their discretionary voting authority when the proposal is raised at that meeting.

SUMMARY OF PROPOSAL

      The board of directors has included one proposal on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

Election of Directors

      We have a classified board of directors that currently consists of seven directors. Each director serves a three year term. The sole proposal on the agenda for our annual meeting is the election of three Class III directors to serve until our 2005 annual meeting. Our board of directors has nominated Giacomo Marini, Martin H. Singer and Richard D. Gitlin to serve as our Class III directors. Additional information about the election of directors and a brief biography of each nominee begins in the section below.

      Our board recommends a vote for each of the three nominees.

Other Matters

      Other than the proposal listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

ELECTION OF DIRECTORS

Nominees

      We have a classified board of directors currently consisting of two Class I directors, Peter Chen and Brian J. Jackman, whose terms shall expire at our 2003 annual stockholders’ meeting; two Class II directors, Richard C. Alberding and Carl A. Thomsen, whose terms shall expire at our 2004 annual stockholders’ meeting; and three Class III directors, Mike Min-Chu Chen, Giacomo Marini and Martin H. Singer, whose terms shall expire at our 2002 annual stockholders’ meeting. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

      In October 2001, William F. Roach resigned as our president and chief executive officer, and as a member of our board of directors. We would like to thank Mr. Roach for his service and counsel as our president and chief executive officer and as a director.

      In addition, Mike Min-Chu Chen will resign from our board after our annual stockholders’ meeting. We would also like to thank Mr. Chen for his services and counsel as a director.

      The nominees for election at the annual stockholders’ meeting as Class III directors are Giacomo Marini, Martin H. Singer and Richard D. Gitlin. Mr. Gitlin is nominated as the successor to Mike Min-Chu Chen. If elected, Mr. Marini, Mr. Singer and Mr. Gitlin will serve as directors whose terms shall expire at the annual stockholders’ meeting in 2005.

      The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our three Class III director nominees. In the event that any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that any of our nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Directors and Nominees

      The following table sets forth certain information regarding our current directors and nominees for directors to be elected at our 2002 annual stockholders’ meeting:

			Director
Name	Age	Position with PCTEL	Since

Class I directors whose terms expire at the 2003 annual stockholders’ meeting:
Peter Chen	47	Director	1994
Brian J. Jackman	61	Director	2002
Class II directors whose terms expire at the 2004 annual stockholders’ meeting:
Richard C. Alberding	71	Director	1999
Carl A. Thomsen	57	Director	2001
Class III director nominees to be elected at the 2002 annual stockholders’ meeting whose terms shall expire at the 2005 annual stockholders’ meeting:
Richard D. Gitlin	59	Director Nominee	n/a
Giacomo Marini	50	Director	1996
Martin H. Singer	50	Chief Executive Officer and Chairman of the Board of Directors	1999

      Mr. Peter Chen is one of our co-founders and served as our chief executive officer from our inception in March 1994 until February 2001. Since May 2001, Mr. Chen has been chief executive officer and chairman of the board of directors of Silicon Data, a gateway communications company that he founded. Mr. Chen has over 15 years experience in data communications and modem development at Digicom Systems (a company which he co-founded), Cermetek, and Anderson-Jacobson, all data communications companies. Mr. Chen holds a bachelor of science in control engineering from National Chiao-Tung University, Taiwan, and a master of science in electrical engineering from Arizona State University. Mr. Chen resigned as our chief executive officer and as our chairman of the board in February 2001, and he is now our honorary chairman of the board.

      Mr. Brian J. Jackman has been a director since February 2002. Mr. Jackman recently retired from Tellabs, a communications company that he had been with since 1982. Mr. Jackman served as president, Global Systems and Technology, and executive vice president of Tellabs since 1998, and he was president of Tellabs Operations from 1993 to 1998. Mr. Jackman held various senior management positions in sales and marketing for IBM from 1965 to 1982. He is currently on the boards of directors of Tellabs and Stratos Lightwave. Mr. Jackman holds a bachelor of arts in English literature from Gannon University in Erie, Pennsylvania and a masters in business administration from Penn State University.

      Mr. Richard C. Alberding has been a director since August 1999. Mr. Alberding retired from Hewlett-Packard, then a computer, peripherals and measurement products company, in June 1991, serving at that time as an executive vice president with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate level marketing activities. Mr. Alberding is a director of Kennametal, DMC Stratex Networks, Sybase and Walker Interactive Systems. Mr. Alberding holds a bachelor of arts in business administration/ marketing from Augusta College in Rock

Island, Illinois, and an associate of science degree in electrical engineering from DeVry Technical Institute in Chicago.

      Mr. Carl A. Thomsen has been a director since March 2001. Since February 1995 Mr. Thomsen has served in a variety of positions with DMC Stratex Networks, a manufacturer of wireless communication equipment. Currently, he serves as its senior vice president, chief financial officer and corporate secretary. Mr. Thomsen holds a bachelor of science in business administration from Valparaiso University and a masters in business administration from the University of Michigan. He is also a certified public accountant.

      Dr. Richard D. Gitlin is a nominee for election at the annual meeting. Since November 2001 Dr. Gitlin has served as chief technological officer at NEC USA, C&C Research Labs. Prior to this, Dr. Gitlin was a visiting professor of electrical engineering at Columbia University, and an adjunct professor of electrical engineering at Princeton University. Dr. Gitlin was also with Lucent Technologies, a global communications networking company, for thirty-two years. At Lucent, Dr. Gitlin held several senior executive positions, including chief technical officer and vice president of research and development for the data networking systems business unit. Dr. Gitlin also served as senior vice president for communication sciences research at Bell Labs, with responsibility for managing and leading research in wireless systems, broadband and optical networking, multimedia communications and access technologies. He holds a doctorate in engineering science from Columbia University.

      Mr. Giacomo Marini has been a director since October 1996. Since March 1995 Mr. Marini has served as chairman and president of MK Group LLC, a private investment and management consulting business that invests in and advises high technology companies. From February 1998 to February 1999 Mr. Marini also served as interim chief executive officer of FutureTel, a digital video capture company. From August 1993 to February 1995, Mr. Marini served as president and chief executive officer of Common Ground Software (formerly No Hands Software), an electronic publishing software company. Prior to this, Mr. Marini was the co-founder, executive vice-president and chief operating officer of Logitech, a computer peripherals company, and had previously held technical and management positions with Olivetti and IBM. He is currently on the boards of several private companies. Mr. Marini holds a computer science laureate degree from the University of Pisa, Italy.

      Dr. Martin H. Singer has been our chief executive officer and chairman of the board since October 2001. Prior to that, Dr. Singer had served as our non-executive chairman of the board since February 2001 and as a director since August 1999. From October 2000 to May 2001, Dr. Singer served as president and chief executive officer of Ultra Fast Optical Systems. From December 1997 to August 2000, Dr. Singer served as president and chief executive officer of SAFCO Technologies, a wireless communications company. He left SAFCO in August 2000 after its sale to Agilent Technologies. From September 1994 to December 1997, Dr. Singer served as vice president and general manager of the wireless access business development division for Motorola, a communications equipment company. Prior to this period, Dr. Singer held senior management and technical positions in Motorola, Tellabs, AT&T and Bell Labs. Dr. Singer holds a bachelor of arts in psychology from the University of Michigan, and a Master of Arts and a Ph.D. in experimental psychology from Vanderbilt University.

Vote Required and Board of Directors’ Recommendation

      If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and “broker non-votes” are not counted in the election of directors. The board of directors has unanimously approved the director nominees and recommends that stockholders vote “FOR” the election of the director nominees listed above.

Board and Committee Meetings

      Our board of directors held a total of eight meetings during fiscal 2001. The board of directors has an audit committee and a compensation committee. Each member of the audit committee is independent (as defined in Rule 4200(a)(15) of the NASD listing standards). The board of directors has no nominating committee or any committee performing such functions. During our last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board of directors and any committee on which such director served.

	Members During		Date Written	Meetings Held in
Committee	Fiscal 2001	Committee Functions	Charter Adopted	Fiscal 2001

Audit	Richard Alberding Giacomo Marini Carl Thomsen Mike Min-Chu Chen*	• Oversees our internal financial reporting and accounting controls • Consults with and reviews the services provided by our independent public accountants	March 13, 2000	Seven
Compensation	Richard Alberding Peter Chen Giacomo Marini	• Reviews and recommends to the board of directors the compensation and benefits of all of our officers and directors, including stock compensation and loans
		• Establishes and reviews general policies relating to the compensation and benefits of our employees	March 13, 2000	Five

*	Mr. Chen’s tenure as a director and member of the audit committee will terminate at the 2002 annual stockholders’ meeting.

Compensation of Directors

      Directors currently receive a yearly retainer of $12,500 and receive $2,500 per board meeting attended and $1,000 per committee meeting attended, however if a board meeting is conducted by teleconference directors receive $1,000 for each such meeting in which they participate. Our 1998 director option plan provides for the non-discretionary, automatic grant of options to each of our non-employee directors. Each new non-employee director is automatically granted an option to purchase 15,000 shares on the date on which such person first becomes a director. These initial grants vest over a period of three years, with one-third of the number of shares granted vesting on each anniversary of the date of grant, provided that the optionee continues to serve as a director on these dates. Furthermore, each non-employee director is automatically granted an additional option to purchase 7,500 shares of common stock on January 1 of each year, provided that he or she has served on the board of directors for at least six months. These subsequent grants vest fully on the first anniversary of the date of grant, provided that the optionee continues to serve as a director on such date. Under the terms of the director option plan, the exercise price of options granted to nonemployee directors must be 100% of the fair market value of our common stock on the date of grant.

      Please see “Certain Relationships and Related Transactions” beginning on page 16 for a description of our consulting arrangement with Martin Singer entered into in February 2001 in connection with his appointment as non-executive chairman of our board of directors, under which we paid Mr. Singer an aggregate of $201,083 between February 2001 and October 2001 when Mr. Singer became our president and chief executive officer. Mr. Singer was also granted options to purchase common stock in his capacity as a consultant and in connection with his February 2001 appointment as non-executive chairman of our board of directors.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2001, none of the members of the compensation committee were officers or employees of PCTEL while they served as members of the compensation committee. Please note that Peter Chen became a member of the compensation committee on February 15, 2001 after his resignation as our chief executive officer. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2002 by:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors, including director nominees;

•	each of our executive officers named in the summary compensation table on page 10; and

•	all of our directors and executive officers as a group, including director nominees.

      Beneficial ownership is determined based on the rules of the SEC. Percent of beneficial ownership is based upon 20,000,170 shares of our common stock outstanding as of March 15, 2002. In addition, shares of common stock subject to options that are exercisable as of March 15, 2002 or will become exercisable on or before May 14, 2002, 60 days subsequent to March 15, are treated as outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of person and are listed below under the “Number of Shares Underlying Options” column below, but those option shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares listed beside each stockholder’s name, subject to applicable community property laws.

	Number of	Number of	Total	Percent of
	Shares	Shares	Shares	Shares
	Beneficially	Underlying	Beneficially	Beneficially
Beneficial Owners	Owned	Options	Owned	Owned(%)

5% Stockholders
Royce & Associates, Inc.	1,956,900	—	1,956,900	9.78%
1414 Avenue of the Americas New York, NY 10019(1)
Cannell Capital LLC	1,704,900	—	1,704,900	8.52%
150 California Street, Fifth Floor San Francisco, CA 94111(2)
Dimensional Fund Advisors Inc.	1,135,704	—	1,135,704	5.68%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401(3)
Wellington Management Company, LLP	1,121,200	—	1,121,200	5.61%
75 State Street Boston, Massachusetts 02109(4)
Directors and Current Named Executive Officers
Martin Singer(5)	76,000	105,833	181,833	*
Mark Wilson	—	69,376	69,376	*
Peter Chen(6)	438,329	206,976	645,305	3.19%
Brian J. Jackman	—	—	—	—
Richard C. Alberding	—	17,500	17,500	*
Carl A. Thomsen	—	5,000	5,000	*
Richard D. Gitlin(7)	—	—	—	—
Giacomo Marini	31,321	15,000	46,321	*
Mike Min-Chu Chen(8)	182,178	15,000	197,178	*
All directors, director nominees and current executive officers as a group (11 persons)	757,828	479,685	1,237,513	6.04%

	Number of	Number of	Total	Percent of
	Shares	Shares	Shares	Shares
	Beneficially	Underlying	Beneficially	Beneficially
Beneficial Owners	Owned	Options	Owned	Owned(%)

Other Named Executive Officers (Former Executive Officers)
William F. Roach	—	371,375	371,375	1.82%
Andrew D. Wahl	42,043	98,876	140,919	*
Navin Rao	—	54,299	54,299	*

*	Less than 1% of the outstanding shares of common stock.

(1)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the SEC by Royce & Associates, Inc. on February 11, 2002. Royce & Associates, Inc., in its capacity as an investment advisor, possesses sole dispositive control and voting power over such shares, which are held of record by its clients.

(2)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/ A filed with the SEC by Cannell Capital, LLC, J. Carlo Cannell, The Anegada Fund Limited, The Cuttyhunk Fund Limited, Tonga Partners, L.P., GS Cannell Portfolio, LLC, Pleiades Investment Partners, L.P. and George S. Sarlo 1995 Charitable Remainder Trust on February 14, 2002. Cannell Capital, LLC, in its capacity as an investment advisor, possesses shared dispositive control and shared voting power over such shares, which are held of record by its clients. J. Carlo Cannell is the managing member and majority owner of Cannell Capital and, as a consequence, is deemed to control Cannell Capital and is thereby deemed to beneficially own such shares.

(3)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/ A filed with the SEC by Dimensional Fund Advisors on February 12, 2002. Dimensional Fund Advisors Inc., in its capacity as an investment advisor, possesses sole dispositive control and voting power over such shares which are held of record by its clients. Dimensional disclaims beneficial ownership of such securities.

(4)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/ A filed with the SEC by Wellington Management Company, LLP on February 12, 2002. Wellington Management Company, LLP, in its capacity as an investment adviser, possesses shared dispositive control over such shares which are held of record by its clients and also possesses shared voting power over 664,100 of such shares.

(5)	Includes 1,000 shares of common stock held by Mr. Singer’s family trust.

(6)	Includes 1,018 shares held by Mr. Chen and his wife as community property and 9,250 shares and 1,250 shares held by Mr. Chen’s minor children.

(7)	Mr. Gitlin is a Class III director nominee to be elected at our 2002 annual stockholders’ meeting.

(8)	Mr. Chen’s term as a director shall expire at our 2002 annual stockholders’ meeting.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal years ended December 31, 2001, 2000 and 1999, respectively, by our chief executive officer and our other executive officers whose salary and bonus for fiscal 2001 exceeded $100,000 and any other individual who served as an executive officer of PCTEL during such fiscal year. We refer to such individuals elsewhere in this proxy as named executive officers. Bonuses for a given fiscal year include bonuses earned and paid in that fiscal year as well as bonuses earned in that fiscal year but paid in subsequent years. No dividends will be paid on any of the shares of restricted stock granted to the named executive officers as described below.

Summary Compensation Table

					Long-Term
					Compensation Awards

					Restricted
		Annual Compensation			Stock	Securities		All Other
	Fiscal				Awards	Underlying		Compensation
Name and Principal Position	Year	Salary($)		Bonus($)	($)(1)	Options(#)		($)

Current Executive Officers
Martin H. Singer(1)	2001	$72,660	(6)	$125,000	$499,500 (7)	300,000	(10)	$25,015	(11)
Chief Executive Officer	2000	—		—	—	—		—
	1999	—		—	—	—		—
Mark D. Wilson	2001	$186,000		$—	$—	100,000		$9,180	(12)
Vice President, Marketing	2000	85,962		24,750	—	100,000		4,358
	1999	—		—	—	—		—
Former Executive Officers
Peter Chen(2)	2001	$34,788		$—	$—	—		$246,640	(13)
Chief Executive Officer	2000	265,000		251,595	—	100,000		13,365
	1999	199,167		101,112	—	60,000		132
William F. Roach(3)	2001	$241,042		$—	$594,000 (8)	289,000		$102,475	(14)
President and Chief Executive	2000	250,000		294,595	—	65,000		9,258
Officer	1999	104,167		45,680	—	400,000		107
Andrew D. Wahl(4)	2001	$192,708		$—	$—	107,000		$9,180	(15)
Vice President, Finance and	2000	182,750		82,220	—	55,000		6,888
Chief Financial Officer	1999	156,333		73,115	—	70,000		213
Navin Rao(5)	2001	$167,500		$63,063	$118,800 (9)	77,000		$15,297	(16)
Vice President, Business	2000	146,200		76,022	—	45,000		4,262
Development	1999	90,000		58,957	—	80,000		38

(1)	Mr. Singer became our chief executive officer in October 2001. Prior to this, Mr. Singer was our chairman of the board and has served as one of our directors since 1999.
(2)	Mr. Chen resigned as our chief executive officer in February 2001. He is currently a member of our board of directors.
(3)	Mr. Roach resigned as our president and chief executive officer in October 2001. Mr. Roach served as our chief executive officer from February 2001 until October 2001. Prior to this, Mr. Roach was our president and chief operating officer, a position Mr. Roach had held since August 1999.
(4)	Mr. Wahl resigned as our vice president, finance and chief financial officer in October 2001.
(5)	Mr. Rao resigned as our vice president, embedded sales in December 2001.
(6)	Mr. Singer’s salary compensation for fiscal 2001 does not include $201,083 in consulting fees earned by Mr. Singer prior to the time he became our chief executive officer in October 2001 or any fees earned as a non-employee director prior to such time.
(7)	Mr. Singer was awarded 75,000 shares of restricted common stock on October 23, 2001. The closing sales price of our common stock on October 23, 2001 as reported by The Nasdaq National Market was $6.66. PCTEL’s repurchase right with respect to 50% of such shares shall lapse on December 31, 2002 and with respect to the remaining shares shall lapse on December 31, 2003. Mr. Singer continued to hold all such shares as of December 31, 2001. Based on the $9.71 closing sales price of our common stock as reported by The Nasdaq National Market on December 31, 2001, the value of Mr. Singer’s shares on such date was $728,250.
(8)	Mr. Roach was awarded 75,000 shares of common stock on August 28, 2001. The closing sales price of our common stock on August 28, 2001 as reported by The Nasdaq National Market was $7.92. All 75,000 shares of Mr. Roach’s restricted stock were forfeited and returned to PCTEL prior to the end of fiscal 2001.
(9)	Mr. Rao was awarded 15,000 shares of our common stock on August 28, 2001. The closing sales price of our common stock on August 28, 2001, as reported by The Nasdaq National Market was $7.92. All 15,000 shares of Mr. Rao’s restricted stock were forfeited and returned to PCTEL prior to the end of fiscal 2001.
(10)	Excludes (i) 7,500 shares subject to options granted to Mr. Singer in January 2001 in connection with his service as a non-employee director and (ii) 15,000 shares subject to an option granted to Mr. Singer in January 2001 in connection with his services as a consultant. See “Certain Relationships and Related Transactions” beginning on page 13 for a further description of Mr. Singer’s consulting arrangements.
(11)	Other compensation for fiscal 2001 consisted of (i) $23,500 in board of directors’ fees, (ii) $15 in premiums paid for term life insurance and (iii) a $1,500 car allowance.
(12)	Other compensation for fiscal 2001 consisted of (i) $180 in premiums paid for term life insurance and (ii) a $9,000 car allowance. Other compensation for fiscal 2000 consisted of (i) $45 in premiums paid for term life insurance and (ii) a $4,313 car allowance.
(13)	Other compensation for fiscal 2001 consisted of (i) $220,500 in severance payments that were paid in fiscal 2001, (ii) $25,960 accrued vacation pay, (iii) $180 in premiums paid for term life insurance. In connection with the resignation of Mr. Chen in February 2001, we agreed to pay an aggregate of $270,000 in severance payments to Mr. Chen over 12 months. For more information on Mr. Chen’s severance agreement, please see the “Certain Relationships and Related Transactions” section beginning on page 13. Other compensation for fiscal 2000 consisted of (i) $62 in premiums paid for term life insurance and (ii) a $4,200 car allowance. Other compensation for fiscal 2000 consisted of (i) $90 in premiums paid for term life insurance and (ii) a $13,275 car allowance. Other compensation for fiscal 1999 consisted of $132 in premiums paid for term life insurance.
(14)	Other compensation for fiscal 2001 consisted of (i) $55,833 in severance payments that were paid in fiscal 2001, (ii) $32,212 accrued vacation pay, (iii) $180 in premiums paid for term life insurance and (iv) a $14,250 car allowance. In connection with the resignation of Mr. Roach in October 2001, we agreed to pay an aggregate of $335,000 in severance payments to Mr. Roach over 12 months. For more information on Mr. Roach’s severance agreement, please see the “Certain Relationships and Related Transactions” beginning on page 13. Other compensation for fiscal 2000 consisted of (i) $258 in premiums paid for term life insurance and (ii) a $9,000 car allowance. Other compensation for fiscal 1999 consisted of $107 in premiums paid for term life insurance.
(15)	Other compensation for fiscal 2001 consisted of (i) $180 in premiums paid for term life insurance and (ii) a $9,000 car allowance. Other compensation for fiscal 2000 consisted of (i) $138 in premiums paid for term life insurance and (ii) a $6,750 car allowance. Other compensation for fiscal 1999 consisted of $213 in premiums paid for term life insurance.
(16)	Other compensation for fiscal 2001 consisted of (i) $7,917 in severance payments that were paid in fiscal 2001, (ii) $180 in premiums paid for term life insurance and (iii) a $7,200 car allowance. In connection with the resignation of Mr. Rao in December 2001, we agreed to pay an aggregate of $95,000 in severance payments to Mr. Rao. For more information on Mr. Rao’s severance agreement, please see the “Certain Relationships and Related Transactions” section beginning on page 13. Other compensation for fiscal 2000 consisted of (i) $62 in premiums paid for term life insurance and (ii) a $4,200 car allowance. Other compensation for fiscal 1999 consisted of $38 in premiums paid for term life insurance.

Option Grants During Last Fiscal Year

      The following table shows information regarding stock options granted to the named executive officers during the fiscal 2001. Potential realizable values with respect to such options are computed by:

•	Multiplying the number of shares of common stock underlying each option by the exercise price,

•	Assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and

•	Subtracting from that result the total option exercise price.

      The 5% and 10% annual return rate is based on the rules of the SEC and do not reflect projections or estimates of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

      The percentage of total options is based on an aggregate of 2,864,190 options granted by us to our employees, directors and consultants, including the named executive officers, during fiscal 2001. The 2,864,190 shares of common stock subject to options granted in fiscal 2001 includes 473,900 shares granted under our 2001 nonstatutory stock option plan adopted by our board of directors in October 2001. Under such plan, we have reserved a total of 750,000 shares of common stock, including the shares subject to options granted in fiscal 2001. Under the terms of such plan, no options may be granted under the plan to executive officers or directors. The 2,864,190 shares of common stock subject to options granted in fiscal 2001 does not include 235,000 shares of common stock awarded pursuant to restricted stock grants made in fiscal 2001. See the summary compensation table on page 10 for a discussion of the restricted stock awards that were made to our named executive officers.

      The per share exercise price of stock option grants is equal to the closing sales price of our common stock as reported by The Nasdaq National Market on the date of grant.

			Percent of
			Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Appreciation for
	Underlying		Employees	Exercise		Option Term($)
	Options		During	Price Per	Expiration
Name	Granted(#)		Period(%)	Share($)	Date	5%	10%

Current Executive Officers
Martin Singer(1)	200,000		6.98	$6.66	10/23/11	$837,688	$2,122,865
	100,000	(4)	3.49	7.00	3/16/11	440,226	1,115,620

	300,000		10.47
Mark Wilson	40,000	(5)	1.40	10.03	5/16/11	252,313	639,409
	60,000	(3)	2.09	7.97	8/27/11	300,737	762,128

	100,000		3.49
Former Executive Officers(2)
Peter Chen	—		—	—	—	—	—
William Roach	250,000	(6)	8.73	7.00	3/16/11	1,100,566	2,789,049
	39,000	(3)	1.36	7.97	8/27/11	195,479	495,383

	289,000		10.09
Andrew Wahl	50,000	(5)	1.75	10.03	5/16/11	315,391	799,262
	57,000	(3)	1.99	7.97	8/27/11	285,701	724,021

	107,000		3.74
Navin Rao	50,000	(5)	1.75	10.03	5/16/11	315,391	799,262
	27,000	(3)	0.94	7.97	8/27/11	135,332	342,957

	77,000		2.69%

(1)	Excludes (i) 7,500 shares subject to options granted to Mr. Singer in January 2001 at a purchase price of $8.84 per share in connection with his service as a non-executive director, and (ii) 15,000 shares subject to an option granted to Mr. Singer in January 2001 at a purchase price of $8.84 per share in connection with his services as a consultant. See “Certain Relationships at Related Transactions” below for a further description of Mr. Singer’s consulting services.

(2)	The vesting of option shares granted to former executive officers who resigned during fiscal 2001 are governed by the severance agreements and releases we entered into with such former executive officers which arrangements are described under “Certain Relationships and Related Transactions” below.

(3)	Subject to the qualification set forth in footnote (2) above with respect to Messrs. Roach, Wahl and Rao, such option shares vest ratably over 36 months.

(4)	50% of such option shares vested on March 16, 2002 and the remaining shares vest on March 16, 2003.

(5)	Subject to the qualification set forth in footnote (2) above with respect to Messrs. Roach, Wahl and Rao, such option shares vest ratably over 48 months.

(6)	125,000 of such option shares were subject to vest on March 16, 2003. Of the remaining 125,000 shares subject to such option, 25% were to have vested on 12 month anniversary of the grant date with the remaining option shares vesting ratably over the subsequent 36 months.

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year-End Option Values

      The following table presents information regarding the named executive officers concerning option exercises for fiscal 2001 and exercisable and unexercisable options held by such individuals as of December 31, 2001. The “Value Realized” on option exercises is equal to the difference between the closing sales price of our common stock as reported by The Nasdaq National Market on the date of exercise less the option exercise price. The “Value of Unexercised In-The-Money Options at December 31, 2001” is based on a price of $9.71 closing sales price of our common stock on December 31, 2001 as reported by The Nasdaq.

National Market, minus the weighted average per share exercise price of options held by such named executive officer, multiplied by the aggregate number of shares underlying the unexercised options held by such officer. The option exercise information in the table does not include the 75,000 shares of common stock awarded to each of Messrs. Singer and Roach in fiscal 2001 or the 15,000 shares of common stock awarded to Mr. Rao during fiscal 2001. Please see the summary compensation table on page 10 for more information regarding the restricted stock awards made to named executive officers in fiscal 2001.

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2001		December 31, 2001
	Acquired on	Value
	Exercise(#)	Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Current Executive Officers
Martin H. Singer	—	$—	$21,111	$316,389	$33,889	$866,596
Mark D. Wilson	—	—	47,917	152,083	11,601	92,799
Former Executive Officers
Peter Chen	—	—	197,705	80,937	357,436	5,885
William F. Roach	—	—	284,749	469,251	7,539	737,821
Andrew D. Wahl	29,792	192,397	86,022	153,166	25,852	89,573
Navin Rao	—	—	54,299	—	3,915	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following is a description of the transactions or series of similar transactions that we have entered into since January 1, 2001 in which the amount exceeds $60,000, and in which any director, executive officer, nominee for election as a director, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the change of contract arrangements and employment agreements with the named executive officers which are described under “Employment Agreements and Change in Control Arrangements” on page 16.

Management Retention Agreements

      Each of our executive officers is party to a management retention agreement under which they are entitled to receive certain severance and vesting acceleration benefits in the event their employment is involuntarily terminated within 12 months following a change of control transaction. See “Employment Agreements and Change in Control Arrangements” on page 16 for a further description of such management retention agreements.

Employment Agreements

      In November 2001, John Schoen joined us as our chief financial officer, chief operating officer and secretary. Under Mr. Schoen’s “at-will” employment agreement, we agreed to pay Mr. Schoen an annual base compensation of $190,000 and bonus compensation targeted at $55,000 in fiscal 2001 and $40,000 in fiscal 2002, subject to certain milestones. In addition, we granted Mr. Schoen (i) an option to purchase up to 150,000 shares of our common stock at a purchase price of $8.00 per share, with all of the shares vesting ratably on a monthly basis over three years and (ii) 15,000 shares of restricted stock with our repurchase right lapsing with respect to 50% of such restricted shares on December 31, 2002 and with respect to the remaining restricted shares on December 31, 2003. Such employment agreement also provides that in the event Mr. Schoen’s employment is involuntarily terminated other than for cause (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements referenced above), Mr. Schoen will receive 12 months continued salary, up to 12 months continued health benefits and continued vesting with respect to his equity awards for the 12 months following his termination date.

      In November 2001, Jeffrey A. Miller joined us as our vice president, engineering and development. Under Mr. Miller’s “at-will” employment agreement, we agreed to pay Mr. Miller an annual base compensation of $190,000 and bonus compensation targeted at $55,000 in fiscal 2001 and $40,000 in fiscal 2002, subject to meeting certain performance milestones. In addition, we granted Mr. Miller (i) an option to purchase up to 150,000 shares of our common stock at a purchase price of $8.00 per share, with all of the shares vesting ratably on a monthly basis over three years and (ii) 15,000 shares of restricted stock with our repurchase right lapsing with respect to 50% of such restricted shares on December 31, 2002 and with respect to the remaining restricted shares on December 31, 2003. Such employment agreement also provides that in the event Mr. Miller’s employment is involuntarily terminated other than for cause (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements referenced above), Mr. Miller will receive 12 months continued salary, up to 12 months continued health benefits and continued vesting with respect to his equity awards for the 12 months following his termination date.

Consulting Agreement with Martin Singer

      In February 2001 in connection with his appointment as non-executive chairman of our board of directors, we entered into a consulting agreement with Martin Singer, our current president and chief executive officer. During the period from February 2001 until his appointment as president and chief executive officer in October 2001, we paid Mr. Singer $201,083 in consulting fees, inclusive of a $100,000 annual retainer paid to Mr. Singer in February 2001. In connection with his appointment as the non-executive Chairman of our board of directors, we also granted Mr. Singer an option to purchase up to 100,000 shares of common stock at a purchase price of $7.00 per share, 50% of the option shares vested on March 16, 2002 and the remaining options shares are scheduled to vest on March 16, 2003 provided that Mr. Singer shall remain a service provider on such date. In January 2001, we granted Mr. Singer an option to purchase 15,000 shares at a purchase price of $8.84. 25% of the January 2001 option shares vest on the 12 month anniversary of the option grant date and the remaining shares vest ratably over the subsequent 36 months.

      In connection with Mr. Singer’s October 2001 appointment as president and chief executive officer, we entered into an “at-will” employment agreement with Mr. Singer which is described under “Employment Agreements and Change in Control Arrangements” on page 16.

Severance Agreements with Former Executive Officers

      In connection with Peter Chen’s resignation as our chief executive officer in February 2001, we entered into a severance agreement and release with Mr. Chen under which we paid Mr. Chen $270,000 in severance payments over 12 months. We also agreed that Mr. Chen’s options to purchase an aggregate of 943,333 shares of common stock would continue to vest through February 16, 2002, resulting in the vesting of an additional 89,480 shares that would have remained unvested if vesting had terminated on February 16, 2001, the effective date of Mr. Chen’s resignation.

      In connection with the resignation of William F. Roach as our president and chief executive officer in October 2001, we entered into a severance agreement and release with Mr. Roach under which we will pay Mr. Roach an aggregate $335,000 in severance payments over 12 months. We also agreed that Mr. Roach’s options to purchase an aggregate of 829,000 shares of common stock would continue to vest through October 17, 2002, resulting in the vesting of an additional 175,398 shares that would have remained unvested if vesting had terminated on October 17, 2001, the effective date of Mr. Roach’s resignation.

      In connection with the resignation of Navin Rao as our vice president, embedded sales in December 2001, we entered into a severance agreement and release with Mr. Rao under which we paid Mr. Rao $95,000 in severance payments. We also agreed to extend the period under which Mr. Rao could exercise his vested options to purchase 54,229 shares of common stock to April 28, 2002. Without such extension, Mr. Rao’s ability to exercise such options would have terminated on March 14, 2002.

      In connection with the resignation of Thomas A. Capizzi as our vice president, human resources and administration, in August 2001, we entered into a severance agreement and release with Mr. Capizzi under which we paid Mr. Capizzi a $75,000 severance payment. We also agreed that Mr. Capizzi’s options to purchase an aggregate 205,000 shares of our common stock would continue to vest through May 1, 2002, resulting in the vesting of an additional 38,438 shares that would have remained unvested if vesting had terminated on August 1, 2001, the effective date of Mr. Capizzi’s resignation.

      In connection with the resignation of Steve J. Manuel as our vice president, business development, in August 2001, we entered into a severance agreement and release with Mr. Manuel under which we paid Mr. Manuel a $64,583.33 severance payment. We also agreed that Mr. Manuel’s option to purchase an aggregate 155,000 shares of our common stock would continue to vest through May 1, 2002, resulting in the vesting of an additional 13,438 shares that would have remained unvested if vesting had terminated on August 1, 2001, the effective date of Mr. Manuel’s resignation.

      In connection with the resignation of Terry Huang as our vice president, engineering in May 2001, we entered into a severance agreement and release with Mr. Huang under which we paid Mr. Huang a $60,000 severance payment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. With the exception of Biju Nair, our general manager, wireless programs, and Michael Pastor, our vice president, human resources, who each failed to timely file a Form 3 disclosing that they had become a Section 16 reporting person (but each of whom did make such Form 3 filing late) and based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 2001 all executive officers and directors complied with all applicable filing requirements.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Generally

      We require each of our employees to enter into confidentiality agreements prohibiting the employee from disclosing any of our confidential or proprietary information. In addition, the agreements generally provide that, upon termination, the employee will not solicit our employees. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment. In general, our employees do not have any written employment agreements with us.

Management Retention Agreements

      In March 2000, our board of directors authorized the implementation of a management retention program with members of our management and certain other key employees. Upon the involuntary termination of such individual’s employment within 12 months following a change of control transaction, such executive officers and key employees will receive the following benefits:

•	Chief Executive Officer: cash severance equal to (i) 200% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits;

•	Vice-Presidents: cash severance equal to (i) 150% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits;

•	Director-level and other key employees: cash severance equal to (i) 75% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits.

      In addition, the vesting with respect to all equity awards held by the participants in our management retention program will accelerate so such equity awards shall become fully vested. To date, the participants in the program at the director level or below have not been designated.

Employment Agreement with Martin Singer

      In October 2001, Martin H. Singer became our chief executive officer and chairman of the board. Under Mr. Singer’s “at-will” employment agreement, we agreed to pay Mr. Singer an annual base compensation of $350,000 and bonus compensation targeted at $125,000 in fiscal 2001 and $225,000 in fiscal 2002, subject to meeting certain milestones. In addition, we granted Mr. Singer (i) options to purchase up to 200,000 shares of our common stock at a purchase price of $6.66 per share, with all of the shares vesting ratably on a monthly basis over three years, and (ii) 75,000 shares of restricted common stock with our repurchase right lapsing with respect to 50% of such restricted shares on December 31, 2002 and the remaining shares on December 31, 2003. Such employment agreement also provides that in the event Mr. Singer’s employment is involuntarily terminated other than for cause (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements described above), Mr. Singer will receive 12 months continued salary, up to 18 months continued health benefits and continued vesting with respect to his equity awards for the 12 months following his termination date.

      See “Certain Relationships and Related Transactions” beginning on page 13 for a description of our arrangement with Mr. Singer as a consultant prior to his becoming our chief executive officer.

Severance Agreements

      During fiscal 2001 we entered into severance agreements and releases with several former executive officers, including certain named executive officers. The terms of such agreements are described under “Certain Relationships and Related Transactions” beginning on page 13.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material‘ under the Exchange Act, and shall not be incorporated by reference into any such filings.

      The audit committee of the board of directors is composed of four independent directors (each of which is independent under applicable NASD rules) appointed by the board of directors, and it operates under a written charter adopted by the board of directors in March 2000. The members of the audit committee during fiscal 2001 were Richard Alberding, Giacomo Marini, Mike Min-Chu Chen and Carl Thomsen.

      The purpose of the audit committee is to make such examinations as are necessary to monitor our management and the independent public accountants and their activities with respect to our financial controls and financial reporting process. The committee provides the board of directors with the results of the committee’s examinations and recommendations, outlines to the board improvements made or to be made in internal accounting controls, nominates independent public accountants and provides the board with any additional information and materials as the committee may deem necessary to make the board aware of significant financial matters that require the board’s attention. The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that PCTEL’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in such auditors’ report on PCTEL’s financial statements.

      In this context, the audit committee has met and held discussions separately and jointly with each of management and Arthur Andersen LLP, our independent public accountants for the 2001 fiscal year. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The audit committee also discussed with Arthur Andersen LLP those matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

      In connection with new standards for independence of external auditors promulgated by the SEC, during the 2002 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent public accountants, whether the provision of such services is compatible with maintaining the independence of the external auditors.

      Arthur Andersen LLP also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent public accountants that firm’s independence.

      Based on the audit committee’s discussion with management and the independent public accountants and the audit committee’s review of the representation of management and the report of the independent public accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended fiscal 2001 filed with the SEC.

Respectfully submitted by:
AUDIT COMMITTEE

Richard Alberding
Giacomo Marini
Mike Min-Chu Chen
Carl Thomsen

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the compensation committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

      The compensation committee of the board of directors reviews and approves our executive compensation policies. The following is the report of the compensation committee describing the compensation policies and rationales applicable to our executive officers with respect to the compensation paid to such executive officers for fiscal 2001. The members of the compensation committee throughout fiscal 2001 were Richard C. Alberding, Peter Chen and Giacomo Marini.

Responsibilities of the Committee

      Acting on behalf of the board of directors, the compensation committee’s responsibilities include the following:

•	Reviewing the performance of the chief executive officer and other executive officers;

•	Recommending to the board of directors the total compensation package for the chief executive officer and determining the compensation for the other executive officers;

•	Reviewing the compensation philosophy for our employees, including the chief executive officer and other executive officers; and

•	Administering our employee stock option and employee stock purchase plans, including determining eligibility and the number and type of options to be granted and the terms of such grants.

Compensation Philosophy

      Our philosophy in setting compensation policies for executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is, therefore, to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to offer compensation opportunities that give us the opportunity to attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement. In addition, we attempt to maintain a portion of each executive’s total compensation at risk and tied to our achievement of financial, organizational and management performance goals, thus encouraging executives to manage from the perspective of owners with an equity stake in us. To achieve these goals, the compensation committee has established an executive compensation program primarily consisting of cash compensation, stock options, restricted stock grants, long-term equity incentives and other compensation and benefit programs generally available to other employees.

Executive Officer Compensation

      The cash component of total compensation, which consists of base salary, bonus is designed to compensate executives competitively within the industry and marketplace. The compensation committee, on an annual basis, reviews and recommends to the board of directors the base salary for the chief executive officer and reviews and approves the base salaries for our other executives annually. Our executives’ base salaries in fiscal 2001 were established by the compensation committee based upon each executive’s scope of job responsibilities, level of experience, past performance, contribution to our business, and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the compensation committee in reviewing salary levels for our chief executive officer and other executive officers.

      In addition to base salary, we pay quarterly bonuses to our executive officers. Quarterly bonuses are intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The amount of bonus is determined as a percentage of the base salary for the executive for the year. At the end of the quarter, performance is assessed and the amount of bonus payable, if any, is determined. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

      We provide long-term incentives through the grant of restricted stock and stock options under our stock option plans, particularly our 1997 stock plan and our 1998 employee stock purchase plan. The purpose of our 1997 stock plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The compensation committee believes that stock and options directly motivate an executive to maximize long-term stockholder value. The stock and options also utilize vesting periods to encourage key executives to continue in our employment. All stock and options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. The board considers each stock and option grant subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Because the receipt of value by an executive officer under a stock grant or option is dependent upon an increase in the price of our common stock, this portion of the executive’s compensation is directly aligned with an increase in stockholder value. Generally, restricted stock and/or stock options are granted to an executive officer in conjunction with the executive officer’s acceptance of employment. When determining the number of shares of stock or the number of stock options to be awarded to an executive officer, the compensation committee considers the individual’s current contribution to our performance, the executive officer’s anticipated contribution in meeting our long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock and option grants made by other peer companies. The compensation committee also reviews stock and option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive’s current and anticipated contributions to our future performance.

2001 Chief Executive Officer Compensation

      The compensation committee reviews the chief executive officer’s salary using the same criteria and policies as are employed for the other executive officers. The compensation committee based its compensation recommendations for fiscal 2001 on a variety of factors, including the increasing scope and responsibility of the chief executive officer due to our status as a public company and comparisons of chief executive officer compensation levels for companies of similar size and maturity. The compensation committee also focused on our performance during fiscal 2000 in setting the compensation for fiscal 2001.

      The compensation of Martin H. Singer, as our current chief executive officer and chairman of the board, from October through the end of fiscal 2001, consisted of $72,660 in base salary and a $125,000 bonus, a grant of options and a restricted stock grant. Mr. Singer’s base salary for fiscal 2001 was $350,000, and his bonus compensation was targeted at $125,000 in fiscal 2001 and $225,000 in fiscal 2002, subject to meeting certain milestones. In addition, in connection with his employment as our chief executive officer, Mr. Singer was granted an option to purchase up to 200,000 shares of our common stock, and he received a restricted stock grant for 75,000 shares of our common stock.

      The compensation of William F. Roach, as our president and chief executive officer from February through October 2001, consisted of $241,042 in base salary. Mr. Roach was also granted options to purchase up to 289,000 shares of our common stock, and he received a restricted stock grant for 75,000 shares of our common stock (which restricted stock was forfeited and returned to PCTEL in connection with Mr. Roach’s resignation in October 2001). In addition, Mr. Roach will receive a total of $335,000 pursuant to the terms of a severance agreement.

      The compensation of Peter Chen, as our chief executive officer and chairman of the board during January and part of February 2001, consisted of $34,788 in base salary. In addition, Mr. Chen will receive a total of $270,000 pursuant to the terms of a severance arrangement of which $220,500 was paid in fiscal 2001.

      For further information regarding the severance arrangements with Messrs. Roach and Chen, please see under the section of this proxy captioned “Certain Relationships and Related Transactions” beginning on page 13.

Qualifying Compensation

      The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. None of the executive officers named in the proxy statement were compensated over $1.0 million in 2001. In general, it is our policy to qualify, to the maximum extent possible, our executives’ compensation for deductibility under applicable tax laws. In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:
COMPENSATION COMMITTEE

Richard C. Alberding
Peter Chen
Giacomo Marini

INFORMATION REGARDING OUR INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has audited our financial statements annually since 1996. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

      During the 2001 fiscal year, Arthur Andersen LLP billed us $208,500 in audit fees for audit of our annual financial statements included in our annual report on Form 10-K and review of our unaudited internal quarterly financial statements included in our quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

      We did not engage Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

Other Fees

      Fees billed to us by Arthur Andersen LLP during the 2001 fiscal year for all audit-related services rendered totaled $88,500 and all non-audit services rendered, including tax related services, totaled $97,200.

      Our audit committee considered whether the rendering of such non-audit services was compatible with maintaining the independence of Arthur Andersen LLP.

Matters Related to Independent Auditors for Fiscal 2002

      No accounting firm has been selected or recommended to audit our financial statements for the fiscal year ending December 31, 2002. In light of the recent events surrounding Arthur Andersen, we have decided to interview each of the major independent accounting firms, including Arthur Andersen LLP, in connection with the audit of our financial statements for fiscal 2002. The selection of the independent auditors will be based on the input of the audit committee, our board of directors and our chief financial officer.

COMPANY PERFORMANCE

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this company performance graph shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act and shall not be incorporated by reference into any such filings.

      The graph below compares the annual percentage change in the cumulative return to our stockholders with the cumulative return of the Nasdaq Stock Market Index and of the S&P Technology Sector Index from the date of our initial public offering (October 19, 1999) and ending on December 31, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

PCTEL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P TECHNOLOGY SECTOR INDEX

	10/19/99	12/31/99	03/31/00	06/30/00	09/30/00	12/31/00	03/31/01	06/30/01	09/30/01	12/31/01

PCTEL, INC.	100.00	308.82	442.65	223.53	136.76	63.24	44.12	54.18	44.12	57.12
NASDAQ STOCK MARKET (U.S.)	100.00	147.81	165.93	144.28	132.77	88.90	66.36	78.22	54.26	70.54
S&P TECHNOLOGY SECTOR	100.00	134.41	152.06	138.39	119.48	80.71	60.75	68.10	45.96	61.54

*	Assumes $100 Invested on October 19, 1999 in our common stock, the Nasdaq Stock Market (U.S.) Index and the S&P Technology Sector Index

OTHER MATTERS

      We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 24, 2002

PROXY FOR THE
PCTEL, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 29, 2002
10:00 a.m.
PCTEL, INC.
1331 California Circle
Milpitas, California 95305

PCTEL, INC. 1331 California Circle Milpitas, California 95305	proxy

This proxy is solicited on behalf of the board of directors for use at the annual meeting of stockholders on May 29, 2002.

The undersigned stockholder of PCTEL, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 2002, and hereby appoints John Schoen and Martin H. Singer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of PCTEL, Inc. to be held on May 29, 2002 at 10:00 a.m. local time at our headquarters, located at 1331 California Circle, Milpitas, California, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE VOTE BY TELEPHONE OR THE INTERNET OR MARK, SIGN, DATE
AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

COMPANY #
CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Vote By Phone — Toll Free — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 28, 2002.

•	You will be prompted to enter your 3-digit company number and your 7-digit control number, which are located above.

•	Follow the simple instructions.

Vote By Internet — http://www.eproxy.com/pcti/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 28, 2002.

•	You will be prompted to enter your 3-digit company number and your 7-digit control number, which are located above, to obtain your records and create an electronic ballot.

Vote By Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PCTEL, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or the Internet, please do not mail your proxy card.

- Please detach here -

The Board of Directors Recommends a Vote “FOR” All Nominees.

1.     Election of directors

01 Giacomo Marini 02 Martin H. Singer 03 Richard D. Gitlin

Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominees write the number(s)
of the nominee(s) in the box provided to the right.)                                                            _______________________________________

IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES.

I plan to attend the annual meeting

Address Change? Mark Box
Indicate changes below:

Date _______________________________________

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.When signing as attorney, executor, administrator, trustee or guardian, please give title as such.If a corporation, please sign in full corporate name by president or other authorized officer.If a partnership, please sign in partnership name by authorized person.